Exhibit 10.11

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) dated as of November 14, 2013 by and among

TOPS MARKETS, LLC, a New York limited liability company, for itself and as agent (in such capacity, the “Lead Borrower”) for the Borrowers named herein;

The BORROWERS party hereto;

The GUARANTORS party hereto;

The LENDERS party to the Credit Agreement referred to below; and

BANK OF AMERICA, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and collateral agent (in such capacity, the “Collateral Agent”) for the Lenders (as defined below, the “Lenders”);

in consideration of the mutual covenants herein contained and benefits to be derived herefrom.

W I T N E S S E T H:

WHEREAS, the Borrowers, the Guarantors, the Lenders, the Administrative Agent, and the Collateral Agent, among others, have entered into a certain Amended and Restated Credit Agreement dated as of December 14, 2012 (as amended and in effect, the “Credit Agreement”); and

WHEREAS, the Lead Borrower has informed the Administrative Agent that certain members of the current management team of the Lead Borrower intend to indirectly acquire 100% of the Equity Interests of Tops Holding LLC (the “Parent”) pursuant to a Purchase and Sale Agreement dated on or about November 13, 2013 (the “Purchase Agreement”) to be entered into by and among the Sellers party thereto, Tops MBO Corporation, a Delaware corporation, as Purchaser, and Tops Holding II Corporation, a Delaware corporation (the “Tops Holding Acquisition”); and

WHEREAS, the parties to the Credit Agreement desire to modify certain provisions of the Credit Agreement as provided herein.

NOW THEREFORE, in consideration of the mutual promises and agreements herein contained, the parties hereto hereby agree as follows:

1.	Incorporation of Terms and Conditions of Credit Agreement. All of the terms and conditions of the Credit Agreement (including, without limitation, all definitions set forth therein) are specifically incorporated herein by reference. All capitalized terms not otherwise defined herein shall have the same meanings as in the Credit Agreement, as applicable.

2.	Representations and Warranties. Each Loan Party hereby represents and warrants that as of the First Amendment Effective Date, after giving effect to this Amendment and the Tops Holding Acquisition, (i) no Default or Event of Default by the Loan Parties exists under the Credit Agreement or under any other Loan Document, and (ii) all representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects (or, in the case of any representation and warranty qualified by materiality, in all respects), except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or, in the case of any representation and warranty qualified by materiality, in all respects) as of such earlier date.

3.	Amendments to Credit Agreement. The Credit Agreement is hereby amended as follows:

a.	Amendments to Article I.

i.	The provisions of Section 1.01 of the Credit Agreement are hereby amended by deleting the definition of “Parent” in its entirety, and by substituting the following in its stead:

“Parent” means Tops Holding LLC, a Delaware limited liability company, f/k/a Tops Holding Corporation, a Delaware corporation.

ii.	The definition of “Change of Control” in Section 1.01 of the Credit Agreement is hereby amended by deleting “(free and clear of all Liens)” in clause (a) thereof.

iii.	The definition of “Permitted Holders” in Section 1.01 of the Credit Agreement is hereby amended by adding “direct or indirect” immediately prior to “holders of Equity Interests of the Parent” in clause (ii) thereof.

iv.	The provisions of Section 1.01 of the Credit Agreement are hereby amended by adding the following new definitions thereto in appropriate alphabetical order:

“Determination Date” means the earlier of (i) May 14, 2015, or (ii) such earlier date as agreed by the Administrative Agent in its reasonable discretion (such agreement not to be unreasonably withheld, conditioned or delayed).

“First Amendment” means that certain First Amendment to Amended and Restated Credit Agreement dated November 14, 2013 by and among the Borrowers, the Guarantors, the Lenders and the Agents.

“First Amendment Effective Date” means November 14, 2013.

“Tops Holding Acquisition” has the meaning set forth in the First Amendment.

b.	Amendments to Article VI. Section 6.11 of the Credit Agreement is hereby deleted in its entirety and the following substituted in its stead:

“6.11 Use of Proceeds. Use the proceeds of the Credit Extensions (a) to finance a portion of the repayment of the 2015 Senior Notes, including on account of any prepayment premium thereof, and to pay transaction fees and expenses related hereto and thereto, (b) to pay fees and expenses related to the Tops Holding Acquisition, (c) to finance the acquisition of working capital assets of the Borrowers, including the purchase of Inventory and Equipment, in each case in the ordinary course of business, (d) to finance Capital Expenditures of the Borrowers, and (e) for general corporate purposes of the Loan Parties (other than the payment of the Refinancing Dividend), in each case to the extent permitted under applicable Law and the Loan Documents.”

c.	Amendments to Article VII. The provisions of Article VII of the Credit Agreement are hereby amended as follows:

i.	Section 7.02 of the Credit Agreement is hereby amended by adding the following sentence to the end thereof:

“Notwithstanding the foregoing, until the Determination Date, the Borrowers shall not make any Permitted Investments under clause (j) of the definition thereof constituting Permitted Acquisitions other than purchases of Stores not to exceed $10,000,000 in any Fiscal Year so long as (x) the Availability Condition has been satisfied and (y) the Consolidated Fixed Charge Coverage Ratio, calculated based upon the most recent Measurement Period, was equal to or greater than 1.00:1.00; provided that after the Determination Date, the foregoing in this sentence shall be of no further force and effect.”

ii.	Section 7.06 of the Credit Agreement is hereby amended by adding the following sentence to the end thereof:

“Notwithstanding the foregoing, until the Determination Date, the Borrowers shall not make any Restricted Payments under Sections 7.06(e) or (f) above other than (i) payment of fees and expenses related to the Tops Holding Acquisition, (ii) Restricted Payments to Tops Holding II Corporation to make payments of interest on the 8.750%/9.500% Senior Notes of Tops Holding II Corporation and (iii) other Restricted Payments by the Lead Borrower to the Parent (and the Parent may make Restricted Payments to the holders of its Equity Interests in a like amount) in an amount not to exceed $14,000,000 in the aggregate, so long as, with respect to clauses (i), (ii) and (iii) above, (x) the Availability Condition has been satisfied and (y) the Consolidated Fixed Charge Coverage Ratio, calculated based upon the most recent Measurement Period, was equal to or greater than 1.10:1.00; provided that after the Determination Date, the foregoing in this sentence shall be of no further force and effect.”

iii.	Section 7.11 of the Credit Agreement is hereby deleted in its entirety and the following substituted in its stead:

“7.11 Use of Proceeds. Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund Indebtedness originally incurred for such purpose, or to pay any portion of the purchase price for the Tops Holding Acquisition.”

iv.	The following new Sections are hereby added to the end of Article VII:

“7.16 Availability. Until the Determination Date, permit Availability to be less than the amounts set forth below during the time period set forth below, provided that after the Determination Date, the foregoing shall be of no further force and effect:

Time Period	Minimum Availability
First Amendment Effective Date through March 31, 2014	$10,000,000
April 1, 2014 through June 30, 2014	$7,750,000
July 1, 2014 through September 30, 2014	$5,500,000
October 1, 2014 through December 31, 2014	$3,250,000
January 1, 2015 through March 31, 2015	$1,000,000

7.17 Capital Expenditures. Until the Determination Date, permit Capital Expenditures of the Loan Parties to exceed $60,000,000 per annum for each of the 2014 and 2015 Fiscal Years of the Lead Borrower, or permit more than $10,000,000 of Capital Expenditures to be utilized in connection with Permitted Acquisitions of Store locations.

4.	Conditions to Effectiveness. This Amendment shall not be effective until each of the following conditions precedent have been fulfilled to the satisfaction of the Agents:

a.	This Amendment shall have been duly executed and delivered by the Loan Parties and the Lenders, and the Administrative Agent shall have received a fully executed copy hereof.

b.	The Administrative Agent shall have received such customary corporate resolutions, certificates and other corporate documents as the Agents shall reasonably request.

c.	The consummation of the Tops Holding Acquisition shall have occurred on the terms set forth in the Purchase Agreement, without giving effect to any amendment, modification or waiver thereof which the Administrative Agent reasonably determines is materially adverse to the Lenders (unless the Administrative Agent consents to such amendment, modification or waiver, which consent shall not be unreasonably withheld or delayed).

d.	No Material Adverse Effect shall have occurred.

e.	The Loan Parties shall have paid the fees set forth in that certain Fee Letter dated as of November 14, 2013 by and between the Lead Borrower, Merrill Lynch, Pierce, Fenner & Smith Incorporated and the Administrative Agent.

f.	Availability on the First Amendment Effective Date, after giving effect to all Credit Extensions made on such date, shall be greater than or equal to $30,000,000.

g.	After giving effect to this Amendment and the transactions contemplated hereby, no Default or Event of Default shall have occurred and be continuing.

5.	Binding Effect. The terms and provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their heirs, representatives, successors and assigns.

6.	Expenses. The Loan Parties shall reimburse the Agents for all costs, fees and expenses incurred in connection herewith, including, without limitation, reasonable attorneys’ fees in accordance with the terms of the Credit Agreement.

7.	Multiple Counterparts. This Amendment may be executed in multiple counterparts, each of which shall constitute an original and together which shall constitute but one and the same instrument.

8.	Governing Law. This Amendment shall be construed, governed, and enforced pursuant to the laws of the State of New York.

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by each of the parties hereto as a sealed instrument as of the date first above written.

TOPS MARKETS, LLC, as Lead Borrower and as a Borrower

By:	/s/ Frank Curci
Name:
Title:

TOPS PT, LLC, as a Borrower

By:	TOPS MARKETS, LLC, as sole member

By:	/s/ Frank Curci
Name:
Title:

TOPS HOLDING LLC, as a Guarantor

By:	/s/ Frank Curci
Name:
Title:

TOPS GIFT CARD COMPANY, LLC, as a Guarantor

By:	/s/ Frank Curci
Name:
Title:

BANK OF AMERICA, N.A., as Administrative Agent and as Collateral Agent, and as a Lender

By:	/s/ Roger Malouf
Name:	Roger Malouf
Title:	Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Brent E. Shay
Name:	Brent E. Shay
Title:	Director